Exhibit 99.1

MEDIA CONTACT
N E W S R E L E A S E	Amy Baker
VP, Corporate Communications & Marketing
abaker@mvbbanking.com
844-682-2265

MVB Financial Corp. Reports 125% Increase in Annual Earnings and a 39% Increase in Noninterest-Bearing Deposits in 2019

FAIRMONT, W.Va., February 20, 2020 – MVB Financial Corp. (the "Company") (NASDAQ: MVBF) today reported net income of $26.6 million, or $2.22 and $2.16 basic and diluted earnings per share, respectively, excluding discontinued operations, for the year ended December 31, 2019. This represents a 125% increase over the prior year. For the quarter ended December 31, 2019, the Company reported net income of $4.1 million, or $0.34 and $0.32 basic and diluted earnings per share, respectively.

	Quarterly			Year-to-Date
	2019	2019	2018	2019	2018
	Fourth Quarter	Third Quarter	Fourth Quarter
Net income from continuing operations	$4,095	$4,346	$2,999	$26,564	$12,003
Net income (loss) from discontinued operations	—	(19)	—	427	—
Net income	$4,095	$4,327	$2,999	$26,991	$12,003

Earnings per share from continuing operations - basic	$0.34	$0.36	$0.25	$2.22	$1.04
Earnings per share from discontinued operations - basic	—	—	—	0.04	—
Earnings per share - basic	$0.34	$0.36	$0.25	$2.26	$1.04

Earnings per share from continuing operations - diluted	$0.32	$0.35	$0.24	$2.16	$1.00
Earnings per share from discontinued operations - diluted	—	—	—	0.04	—
Earnings per share - diluted	$0.32	$0.35	$0.24	$2.20	$1.00

MANAGEMENT OVERVIEW
“In 2019, MVB continued to effectively execute on our MVB 3.0 Strategy of seeking ‘blue ocean’ opportunities, an approach which has been validated by our annual performance results. In 2019, we set records for MVB in net income, noninterest-bearing deposit growth and loan quality,” said Larry F. Mazza, President and CEO, MVB Financial Corp. “The successful integration of Chartwell Compliance, which MVB acquired in September 2019, has exceeded our expectations as far as cooperation between

Exhibit 99.1
our Team Members. We will continue to leverage this competitive advantage that helps reduce risk for our expanding Fintech vertical.”

As previously reported, on November 21, 2019, the Company entered into a Purchase and Assumption Agreement with Summit Community Bank, Inc., a subsidiary of Summit Financial Group, Inc., pursuant to which Summit will purchase certain assets and assume certain liabilities of three MVB Bank branches in Berkeley County, W.Va. and one MVB Bank branch in Jefferson County, W.Va. Summit has agreed to assume certain deposit liabilities and to acquire certain loans, as well as cash, real property, personal property, and other fixed assets associated with the branches. Of the branches held for sale, assets totaled $46.6 million and deposits totaled $188.3 million as of December 31, 2019.

	As of December 31, 2019
(Dollars in thousands)	Balance to be retained by MVB	Balance to be assumed by Summit	Total
Commercial and non-residential real estate loans	$1,063,828	$16,132	$1,079,960
Residential real estate and home equity loans	306,710	22,701	329,411
Consumer and other loans	3,697	4,083	7,780
Deferred loan origination fees and costs, net	306	—	306
Total loans	1,374,541	42,916	1,417,457
Premises and equipment, net	21,974	3,638	25,612

Noninterest-bearing deposits	$278,547	$19,251	$297,798
Interest-bearing deposits	986,495	169,019	1,155,514
Total deposits	1,265,042	188,270	1,453,312

Total noninterest-bearing deposits increased $22.8 million, or 8.3%, from September 30, 2019, and increased $84.2 million, or 39.4%, from December 31, 2018, to a balance of $297.8 million as of December 31, 2019. The growth in total noninterest-bearing deposits was primarily driven by MVB's continued strategic initiatives in Fintech and specialty deposits. As of December 31, 2019, total noninterest-bearing deposits were 20.5% of total deposits, compared to 18.9% as of September 30, 2019, and 16.3% as of December 31, 2018.

MVB Mortgage had a record year and played a crucial role in overall earnings growth with net income of $5.8 million for the year ended December 31, 2019. From the year ended December 31, 2018, mortgage closed loan production volume increased $368.7 million, or 25.5%, and the volume of mortgage loans sold increased $342.9 million, or 27.0%. As a result of the increases in production and sold loan volume, mortgage fee income increased $8.7 million, or 26.9%. Even with the increase in volume, mortgage processing expense decreased $510 thousand, or 14.4%, from the year ended December 31, 2018. The

Exhibit 99.1
decrease in mortgage processing expense was due to increased efficiencies resulting from reduced operating costs and overhead expenses.

FOURTH QUARTER 2019 HIGHLIGHTS
•Net interest margin continues to grow and was 3.52% for the quarter ended December 31, 2019, an increase of 10 basis points versus the quarter ended September 30, 2019. Net interest margin of 3.47% for the year ended December 31, 2019, increased 6 basis points versus the year ended December 31, 2018.
•Loans, including loans at branches held for sale, of $1.4 billion as of December 31, 2019, increased $35.1 million, or 2.5%, from September 30, 2019, and increased $113.1 million, or 8.7%, from December 31, 2018.
•Nonperforming loans decreased $2.0 million during 2019, to 0.37% of total loans as of December 31, 2019, compared to 0.41% of total loans as of September 30, 2019, and compared to 0.54% as of December 31, 2018.
•Net interest income of $15.9 million for the quarter ended December 31, 2019, increased $831 thousand, or 5.5%, from the quarter ended September 30, 2019.
•Service charges on deposit accounts of $424 thousand for the quarter ended December 31, 2019, increased $87 thousand, or 25.8%, from the quarter ended September 30, 2019. Service charges on deposit accounts of $1.4 million for the year ended December 31, 2019, increased $376 thousand, or 36.4%, from the year ended December 31, 2018. These increases are a result of the Company's execution on enhancing this revenue stream and Fintech relationships.

LOANS
Loans, including loans at branches held for sale, totaled $1.4 billion as of December 31, 2019, an increase of $35.1 million, or 2.5%, from September 30, 2019, and an increase of $113.1 million, or 8.7% from December 31, 2018. Total commercial loans have increased $56.1 million, or 5.5%, from September 30, 2019, and increased $138.9 million, or 14.8%, from December 31, 2018. The year-over-year growth in loans is driven by strong growth in MVB’s Northern Virginia market and consistent performance by the commercial lending team. Residential portfolio mortgage and construction loan sales totaled $24.4 million during the fourth quarter of 2019 and $84.3 million for the full year 2019. The yield on loans was 5.17% for the year ended December 31, 2019, an increase of 23 basis points from the year ended December 31, 2018. The yield on loans was 5.10% for the quarter ended December 31, 2019, a decrease of 6 basis points, from the quarter ended September 30, 2019, and a decrease of 8 basis points, from the quarter ended December 31, 2018.

Exhibit 99.1
Loans held for sale totaled $109.8 million as of December 31, 2019, a decrease of $50.2 million, or 31.4%, from September 30, 2019, and an increase of $34.0 million, or 44.8%, from December 31, 2018. Loans held for sale are down from a robust third quarter, but up from 2018, and MVB Mortgage continues to see strong performance.

DEPOSITS
Deposits, including deposits at branches held for sale, totaled $1.5 billion as of December 31, 2019, a decrease of $3.1 million, or 0.2%, from September 30, 2019, and an increase of $144.2 million, or 11.0%, from December 31, 2018. Noninterest-bearing deposits, including noninterest-bearing deposits of branches held for sale, totaled $297.8 million as of December 31, 2019, or 20.5%, of the total deposit base, an increase of $22.8 million, or 8.3%, from September 30, 2019, and an increase of $84.2 million, or 39.4%, from December 31, 2018. The fourth quarter decline in total deposits was due, in part, to the seasonality in public funds, which decreased $24.2 million.

NET INTEREST INCOME
Net interest income for the fourth quarter of 2019 was $15.9 million, an increase of $831 thousand, or 5.5%, from September 30, 2019. Net interest income of $59.4 million for the full year 2019 increased $7.3 million, or 14.1%, from the year ended December 31, 2018. Net interest margin of 3.52% for the quarter ended December 31, 2019, increased 10 basis points versus the quarter ended September 30, 2019. Net interest margin of 3.47% for the year ended December 31, 2019, increased 6 basis points from the year ended December 31, 2018.

Interest income increased 0.9% during the fourth quarter of 2019, even with an 8-basis point decrease in the yield on earning assets, compared to the quarter ended September 30, 2019. The decrease in yield on earning assets compared to the quarter ended September 30, 2019, was the result of a 5-basis point decrease in the yield on commercial loans. Interest income increased 18.1% during 2019, compared to the year ended December 31, 2018. The increase in interest income was the result of a 23-basis point increase in the yield on earning assets, which was the result of a 32-basis point increase in the yield on commercial loans.

Interest expense decreased 10.6% during the fourth quarter of 2019, compared to the quarter ended September 30, 2019, mainly the result of a decrease of 20 basis points in the cost of interest-bearing liabilities. The decrease in the cost of interest-bearing liabilities compared to the quarter ended

Exhibit 99.1
September 30, 2019, was the result of a 19-basis point decrease in the cost of CDs. Interest expense increased 29.7% for the year ended December 31, 2019, compared to the same time period in 2018, based on a 31-basis point increase in the cost of interest-bearing liabilities. The increase in the cost of interest-bearing liabilities compared to the year ended December 31, 2018, was the result of a 55-basis point increase in the cost of money market accounts, a 40-basis point increase in the cost of CDs, and a 33-basis point increase in the cost of FHLB and other borrowings.

For the quarter ended December 31, 2019, compared to the quarter ended September 20, 2019, the yield on earning assets decreased 8 basis points and the cost of interest-bearing liabilities decreased 20 basis points. The decrease in cost outpaced the decrease in yield, which led to a 10-basis point increase in net interest margin.

An increase in the Company’s average noninterest-bearing balances of $25.4 million from the quarter ended September 30, 2019, helped to sustain a 35-basis point favorable spread on net interest margin for the quarter ended December 31, 2019, compared to a 37-basis point favorable spread for the quarter ended September 30, 2019.

An increase in the Company's average noninterest-bearing balances of $86.9 million from the year ended December 31, 2018, helped to grow a 34-basis point favorable spread on net interest margin for the year ended December 31, 2019, compared to a 20-basis point favorable spread for the year ended December 31, 2018.

ASSET QUALITY
Asset quality remained strong in 2019. Nonperforming loans decreased $2.0 million during 2019, to 0.37% of total loans as of December 31, 2019, compared to 0.41% as of September 30, 2019, and 0.54% as of December 31, 2018. In addition, net charge-offs for 2019 decreased $427 thousand compared to 2018, resulting in a net loan charge-offs to total loans ratio of 0.07% as of December 31, 2019, and 0.11% as of December 31, 2018.

Provision for loan losses was $232 thousand for the quarter ended December 31, 2019, a decrease of $425 thousand, or 64.7%, from the quarter ended September 30, 2019, and a decrease of $60 thousand, or 20.5%, from the quarter ended December 31, 2018. Provision was $1.8 million for the full year ended December 31, 2019, a $651 thousand decrease from the same time period in 2018.

Exhibit 99.1
NONINTEREST INCOME
Noninterest income for the fourth quarter of 2019 was $14.8 million, an increase of $60 thousand, or 0.4%, from the quarter ended September 30, 2019. Noninterest income of $64.6 million for the full year 2019 increased $26.0 million, or 67.2%, from the year ended December 31, 2018.

The increase from the quarter ended September 30, 2019, was the result of an increase of $1.5 million in mortgage fee income, an increase of $871 thousand in compliance consulting income, and an increase of $242 thousand in the gain on sale of portfolio loans. These increases were offset by a decrease of $2.5 million in the gain on derivative. The increase in mortgage fee income was largely the result of an increase of $34.0 million, or 7.3%, in the volume of mortgage loans sold which was driven by a decrease in the balance of mortgage loans held for sale of $50.2 million, or 31.4%. The increase in compliance consulting income is a direct result of the acquisition of Chartwell Compliance in the third quarter of 2019.

The year-over-year increase was primarily the result of an increase of $13.2 million in the holding gain on equity securities from a Fintech investment, an increase of $8.7 million in mortgage fee income, an increase of $1.5 million on the gain on derivative, and an increase of $1.2 million in commercial swap fee income. As previously reported, the Company recognized a $13.6 million holding gain on an equity investment in its Fintech portfolio during the second quarter of 2019. The increase in mortgage fee income was largely the result of an increase of $342.9 million, or 27.0%, in the volume of mortgage loans sold which was driven by an increase of $368.7 million, or 25.5%, in mortgage closed loan production volume. The increase in the gain on derivatives was largely the result of an increase of 23.39% in the locked mortgage pipeline related to the derivative during the year ended December 31, 2019, compared to a decrease of 3.15% in the locked mortgage pipeline related to the derivative during the year ended December 31, 2018. The increase in commercial swap fee income was largely the result of an increase in swap volume from $38.5 million in 2018 to $58.3 million in 2019.

NONINTEREST EXPENSE
Noninterest expense for the fourth quarter of 2019 was $25.0 million, an increase of $1.6 million, or 6.9%, from the quarter ended September 30, 2019. Noninterest expense for the full year 2019 was $87.2 million, an increase of $14.3 million, or 19.7%, from the year ended December 31, 2018. Even with the year-over-year increase in noninterest expense, the Company's efficiency ratio decreased from 80.36%, at December 31, 2018, to 70.32%, at December 31, 2019.

Exhibit 99.1
The increase from the quarter ended September 30, 2019 was mainly due to an increase of $658 thousand in professional fees, an increase of $320 thousand in other operating expenses, an increase of $307 thousand in travel expense, and an increase of $285 thousand in salaries and employee benefits. The increase in professional fees is related to Fintech product and technology development. The increase in salaries and employee benefits was largely driven by an increase of $558 thousand related to additional team members acquired as a result of the Chartwell acquisition during the third quarter of 2019 and an increase of $260 thousand related to the build-out of the Fintech team.

The year-over-year increase was primarily the result of an increase of $10.0 million in salaries and employee benefits, an increase of $1.4 million in professional fees, and an increase of $1.3 million in travel expense. The increase in salaries and employee benefits was largely driven by a $4.5 million increase related to increased mortgage production, an increase of $2.0 million related to the build-out of other Company administration, an increase of $1.4 million related to the build-out of the Fintech team, an increase of $1.3 million related to increased incentive and stock-based compensation, and an increase of $623 thousand related to additional team members acquired as a result of the Chartwell acquisition during the third quarter of 2019. The increase in professional fees is related to special projects and Fintech product and technology development. The increase in travel, entertainment, dues, and subscriptions is primarily related to the Fintech team.

DIVIDEND
As previously announced, on November 20, 2019, MVB issued its fourth quarterly dividend for 2019 including a 40% increase compared to the previous quarter dividend payout. The Company declared a quarterly cash dividend of $0.07 per share payable on December 15, 2019, to shareholders of record at the close of business on December 1, 2019.

About MVB Financial Corp.

MVB Financial Corp. (“MVB Financial” or “MVB”), the holding company of MVB Bank, is publicly traded on The Nasdaq Capital Market® under the ticker “MVBF.” Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services.

Exhibit 99.1
MVB is a financial holding company headquartered in Fairmont, W.Va. Through its subsidiary, MVB Bank, Inc., and the bank’s subsidiaries, MVB Mortgage, MVB Community Development Corporation and Chartwell Compliance, the company provides financial services to individuals and corporate clients in the Mid-Atlantic region and beyond. Chartwell Compliance is a specialty compliance firm providing regulatory compliance and market entry facilitation for firms entering into or expanding in North America within the Fintech industry.

For more information about MVB, please visit ir.mvbbanking.com.

Exhibit 99.1
Forward-looking Statements

MVB Financial Corp. has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this Earnings Release. These forward-looking statements are based on current expectations about the future and subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of operations of the Company and its subsidiaries. When words such as “believes,” “expects,” “anticipates,” “may,” or similar expressions occur in this Earnings Release, the Company is making forward-looking statements. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in the forward-looking statements contained in this Earnings Release. Those factors include, but are not limited to credit risk, changes in market interest rates, inability to achieve merger-related synergies, competition, economic downturn or recession, and government regulation and supervision. Additional factors that may cause our actual results to differ materially from those described in our forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as well as its other filings with the SEC, which are available on the SEC website at www.sec.gov. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements.

Accounting standards require the consideration of subsequent events occurring after the balance sheet date for matters that require adjustment to, or disclosure in, the consolidated financial statements. The review period for subsequent events extends up to and including the filing date of a public company’s financial statements when filed with the Securities and Exchange Commission. Accordingly, the consolidated financial information in this announcement is subject to change.

Questions or comments concerning this Earnings Release should be directed to:

MVB Financial Corp.

Donald T. Robinson, Executive Vice President and CFO
(304) 598-3500
drobinson@mvbbanking.com

Exhibit 99.1
MVB Financial Corp.
Financial Highlights

Condensed Consolidated Statements of Income
(Unaudited) (Dollars in thousands, except per share data)

	Quarterly			Year-to-Date
	2019	2019	2018	2019	2018
	Fourth Quarter	Third Quarter	Fourth Quarter
Interest income	$21,230	$21,038	$19,586	$82,361	$69,760
Interest expense	5,365	6,004	5,176	22,961	17,706
Net interest income	15,865	15,034	14,410	59,400	52,054
Provision for loan losses	232	657	292	1,789	2,440
Net interest income after provision for loan losses	15,633	14,377	14,118	57,611	49,614

Noninterest income:
Mortgage fee income	13,015	11,496	7,703	41,045	32,337
Other income	1,741	3,200	592	23,559	6,303
Total noninterest income	14,756	14,696	8,295	64,604	38,640

Noninterest expense:
Salaries and employee benefits	15,723	15,438	11,737	56,175	46,224
Other expense	9,260	7,942	6,736	31,026	26,654
Total noninterest expenses	24,983	23,380	18,473	87,201	72,878

Income from continuing operations, before income taxes	5,406	5,693	3,940	35,014	15,376
Income tax expense - continuing operations	1,311	1,347	941	8,450	3,373
Net income from continuing operations	4,095	4,346	2,999	26,564	12,003

Income (loss) from discontinued operations, before income taxes	—	(25)	—	575	—
Income tax expense (benefit) - discontinued operations	—	(6)	—	148	—
Net income (loss) from discontinued operations	—	(19)	—	427	—

Net income	$4,095	$4,327	$2,999	$26,991	$12,003
Preferred dividends	115	121	123	479	489
Net income available to common shareholders	$3,980	$4,206	$2,876	$26,512	$11,514

Earnings per share from continuing operations - basic	$0.34	$0.36	$0.25	$2.22	$1.04
Earnings per share from discontinued operations - basic	—	—	—	0.04	—
Earnings per share - basic	$0.34	$0.36	$0.25	$2.26	$1.04

Earnings per share from continuing operations - diluted	$0.32	$0.35	$0.24	$2.16	$1.00
Earnings per share from discontinued operations - diluted	—	—	—	0.04	—
Earnings per share - diluted	$0.32	$0.35	$0.24	$2.20	$1.00

Exhibit 99.1
Condensed Consolidated Balance Sheets
(Unaudited) (Dollars in thousands)

	December 31, 2019	September 30, 2019	December 31, 2018
Cash and cash equivalents	28,002	36,568	22,221
Certificates of deposit with other banks	12,549	13,541	14,778
Securities available-for-sale, at fair value	235,821	226,064	221,614
Equity securities	18,514	18,414	9,599
Loans held for sale	109,788	159,961	75,807
Loans	1,374,541	1,382,375	1,304,366
Less: Allowance for loan losses	(11,775)	(11,874)	(10,939)
Net loans	1,362,766	1,370,501	1,293,427
Premises and equipment, net	21,974	25,446	26,545
Assets of branches held for sale	46,554	—	—
Goodwill	19,630	19,630	18,480
Other assets	88,516	91,827	68,498
Total assets	1,944,114	1,961,952	1,750,969

Noninterest-bearing deposits	$278,547	$274,970	$213,597
Interest-bearing deposits	986,495	1,181,434	1,095,557
Deposits of branches held for sale	188,270	—	—
Borrowed funds	222,885	241,641	214,887
Other liabilities	55,981	57,667	50,155
Stockholders' equity	211,936	206,240	176,773
Total liabilities and stockholders' equity	$1,944,114	$1,961,952	$1,750,969

Exhibit 99.1
Reportable Segments
(Unaudited)

Twelve Months Ended December 31, 2019	Commercial & Retail Banking	Mortgage Banking	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$75,874	$8,342	$13	$(1,868)	$82,361
Interest expense	18,698	6,014	769	(2,520)	22,961
Net interest income	57,176	2,328	(756)	652	59,400
Provision for loan losses	1,622	167	—	—	1,789
Net interest income after provision for loan losses	55,554	2,161	(756)	652	57,611

Noninterest Income:
Mortgage fee income	657	41,040	—	(652)	41,045
Other income	23,033	1,289	6,268	(7,031)	23,559
Total noninterest income	23,690	42,329	6,268	(7,683)	64,604

Noninterest Expenses:
Salaries and employee benefits	19,067	28,432	8,676	—	56,175
Other expense	25,070	8,136	4,851	(7,031)	31,026
Total noninterest expenses	44,137	36,568	13,527	(7,031)	87,201

Income (loss) from continuing operations, before income taxes	35,107	7,922	(8,015)	—	35,014
Income tax expense (benefit) - continuing operations	8,175	2,155	(1,880)	—	8,450
Net income (loss) from continuing operations	26,932	5,767	(6,135)	—	26,564
Income from discontinued operations	—	—	575	—	575
Income tax expense - discontinued operations	—	—	148	—	148
Net income from discontinued operations	—	—	427	—	427
Net income (loss)	$26,932	$5,767	$(5,708)	$—	$26,991
Preferred stock dividends	—	—	479	—	479
Net income (loss) available to common shareholders	$26,932	$5,767	$(6,187)	$—	$26,512

Exhibit 99.1
Reportable Segments
(Unaudited)

Twelve Months Ended December 31, 2018	Commercial & Retail Banking	Mortgage Banking	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$63,762	$6,667	$5	$(674)	$69,760
Interest expense	13,667	4,085	1,756	(1,802)	17,706
Net interest income	50,095	2,582	(1,751)	1,128	52,054
Provision for loan losses	2,386	54	—	—	2,440
Net interest income after provision for loan losses	47,709	2,528	(1,751)	1,128	49,614

Noninterest Income:
Mortgage fee income	585	32,880	—	(1,128)	32,337
Other income	6,479	(243)	6,411	(6,344)	6,303
Total noninterest income	7,064	32,637	6,411	(7,472)	38,640

Noninterest Expenses:
Salaries and employee benefits	14,924	23,927	7,373	—	46,224
Other expense	20,081	8,608	4,309	(6,344)	26,654
Total noninterest expenses	35,005	32,535	11,682	(6,344)	72,878

Income (loss) before income taxes	19,768	2,630	(7,022)	—	15,376
Income tax expense (benefit)	4,265	677	(1,569)	—	3,373
Net income (loss)	$15,503	$1,953	$(5,453)	$—	$12,003
Preferred stock dividends	—	—	489	—	489
Net income (loss) available to common shareholders	$15,503	$1,953	$(5,942)	$—	$11,514

Exhibit 99.1
Average Balances and Interest Rates
(Unaudited) (Dollars in thousands)

	Three Months Ended December 31, 2019			Three Months Ended September 30, 2019			Three Months Ended December 31, 2018
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Assets
Interest-bearing deposits in banks	$10,332	$46	1.77%	$9,562	$61	2.53%	$8,123	$45	2.17%
CDs with other banks	12,908	64	1.97	14,143	71	1.99	14,778	74	1.99
Investment securities:
Taxable	134,990	719	2.11	122,648	689	2.23	146,488	924	2.50
Tax-exempt	111,262	910	3.24	109,324	879	3.19	79,906	723	3.59
Loans and loans held for sale: [1]
Commercial	1,029,592	13,830	5.33	1,002,595	13,599	5.38	924,547	12,518	5.37
Tax exempt	11,709	106	3.59	11,229	100	3.53	14,454	128	3.51
Real estate	467,633	5,425	4.60	464,769	5,490	4.69	415,502	5,039	4.81
Consumer	8,148	130	6.33	8,612	149	6.86	10,215	135	5.24
Total loans	1,517,082	19,491	5.10	1,487,205	19,338	5.16	1,364,718	17,820	5.18
Total earning assets	1,786,574	21,230	4.71	1,742,882	21,038	4.79	1,614,013	19,586	4.81
Less: Allowance for loan losses	(11,747)			(11,232)			(11,268)
Cash and due from banks	20,014			18,366			16,515
Other assets	136,650			134,871			109,146
Total assets	$1,931,491			$1,884,887			$1,728,406

Liabilities
Deposits:
NOW	$417,838	$1,076	1.02	$384,977	$942	0.97	$414,997	$865	0.83
Money market checking	366,402	1,424	1.54	333,849	1,391	1.65	261,928	852	1.29
Savings	36,120	1	0.01	37,335	1	0.01	40,494	1	0.01
IRAs	16,786	81	1.91	17,342	84	1.92	17,937	78	1.73
CDs	341,270	1,733	2.01	366,749	2,035	2.20	384,540	1,902	1.96
Repurchase agreements and federal funds sold	9,733	11	0.45	9,493	12	0.50	15,573	6	0.15
FHLB and other borrowings	193,487	997	2.04	212,102	1,383	2.59	173,110	1,150	2.64
Subordinated debt	4,124	42	4.04	9,535	156	6.49	17,861	322	7.15
Total interest-bearing liabilities	1,385,760	5,365	1.54	1,371,382	6,004	1.74	1,326,440	5,176	1.55
Noninterest bearing demand deposits	296,651			271,294			217,527
Other liabilities	41,244			38,618			11,903
Total liabilities	1,723,655			1,681,294			1,555,870

Stockholders’ equity
Preferred stock	7,334			7,644			7,834
Common stock	11,920			11,773			11,633
Paid-in capital	121,549			119,166			116,254
Treasury stock	(1,084)			(1,084)			(1,084)
Retained earnings	70,570			67,312			46,852
Accumulated other comprehensive income	(2,453)			(1,218)			(8,953)
Total stockholders’ equity	207,836			203,593			172,536
Total liabilities and stockholders’ equity	$1,931,491			$1,884,887			$1,728,406

Net interest spread			3.17			3.05			3.26
Net interest income-margin		$15,865	3.52%		$15,034	3.42%		$14,410	3.54%
1 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.

Exhibit 99.1
Average Balances and Interest Rates
(Unaudited) (Dollars in thousands)

	Twelve Months Ended December 31, 2019			Twelve Months Ended December 31, 2018			Twelve Months Ended December 31, 2017
(Dollars in thousands)	Average Balance	Interest Income/Expense	Yield/Cost	Average Balance	Interest Income/Expense	Yield/Cost	Average Balance	Interest Income/Expense	Yield/Cost
Assets
Interest-bearing deposits in banks	$9,264	$209	2.26%	$5,176	$108	2.09%	$3,790	$52	1.37%
CDs with other banks	14,097	280	1.99	14,778	295	2.00	14,619	288	1.97
Investment securities:
Taxable	129,486	3,055	2.36	150,134	3,580	2.38	125,797	2,658	2.11
Tax-exempt	103,235	3,520	3.41	79,161	2,810	3.55	58,786	1,863	3.17
Loans and loans held for sale: [1]
Commercial	987,674	53,087	5.37	854,108	43,099	5.05	751,444	33,896	4.51
Tax exempt	12,549	443	3.53	14,352	499	3.48	15,064	520	3.45
Real estate	447,891	21,220	4.74	395,302	18,794	4.75	373,360	16,612	4.45
Consumer	8,948	547	6.11	11,349	575	5.07	13,660	709	5.19
Total loans	1,457,062	75,297	5.17	1,275,111	62,967	4.94	1,153,528	51,737	4.49
Total earning assets	1,713,144	82,361	4.81	1,524,360	69,760	4.58	1,356,520	56,598	4.17
Less: Allowance for loan losses	(11,318)			(10,530)			(9,626)
Cash and due from banks	17,625			16,828			16,287
Other assets	131,370			106,600			90,585
Total assets	$1,850,821			$1,637,258			$1,453,766

Liabilities
Deposits:
NOW	$381,092	$3,586	0.94%	$432,789	$3,246	0.75%	$438,123	$2,608	0.60%
Money market checking	331,636	5,144	1.55	245,008	2,455	1.00	239,632	1,781	0.74
Savings	38,324	4	0.01	44,049	29	0.07	47,034	78	0.17
IRAs	17,415	329	1.89	17,894	285	1.59	16,678	217	1.30
CDs	387,660	8,376	2.16	319,720	5,620	1.76	262,417	3,610	1.38
Repurchase agreements and federal funds sold	11,252	48	0.43	18,536	56	0.30	23,559	75	0.32
FHLB and other borrowings	183,812	4,704	2.56	190,686	4,259	2.23	122,144	1,690	1.38
Subordinated debt	12,124	770	6.35	25,774	1,756	6.81	33,524	2,242	6.69
Total interest-bearing liabilities	1,363,315	22,961	1.68	1,294,456	17,706	1.37	1,183,111	12,301	1.04
Noninterest bearing demand deposits	258,546			171,631			117,696
Other liabilities	33,810			10,304			8,006
Total liabilities	1,655,671			1,476,391			1,308,813

Stockholders’ equity
Preferred stock	7,660			7,834			7,927
Common stock	11,762			11,082			10,355
Paid-in capital	118,837			107,669			96,987
Treasury stock	(1,084)			(1,084)			(1,084)
Retained earnings	61,712			42,509			34,155
Accumulated other comprehensive income	(3,737)			(7,143)			(3,387)
Total stockholders’ equity	195,150			160,867			144,953
Total liabilities and stockholders’ equity	$1,850,821			$1,637,258			$1,453,766

Net interest spread			3.13			3.21			3.13
Net interest income-margin		$59,400	3.47%		$52,054	3.41%		$44,297	3.27%
1 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.

Exhibit 99.1
Selected Financial Data
(Unaudited) (Dollars in thousands, except per share data)

	Quarterly			Year-to-Date
	2019	2019	2018	2019	2018
	Fourth Quarter	Third Quarter	Fourth Quarter
Earnings and Per Share Data:
Net income from continuing operations	$4,095	$4,346	$2,999	$26,564	$12,003
Net income from discontinued operations	—	(19)	—	427	—
Net income	4,095	4,327	2,999	26,991	12,003
Net income available to common shareholders	3,980	4,206	2,876	26,512	11,514
Earnings per share from continuing operations - basic	0.34	0.36	0.25	2.22	1.04
Earnings per share from discontinued operations - basic	—	—	—	0.04	—
Earnings per share - basic	0.34	0.36	0.25	2.26	1.04
Earnings per share from continuing operations - basic	0.32	0.35	0.24	2.16	1.00
Earnings per share from discontinued operations - diluted	—	—	—	0.04	—
Earnings per share - diluted	0.32	0.35	0.24	2.20	1.00
Cash dividends paid per common share	0.070	0.050	0.030	0.195	0.110
Book value per common share	17.13	16.84	14.55	17.13	14.55
Tangible book value per common share	15.20	14.87	12.92	15.20	12.92
Weighted average shares outstanding - basic	11,869,091	11,731,774	11,582,378	11,713,885	11,030,984
Weighted average shares outstanding - diluted	12,334,423	12,098,335	12,772,222	12,044,667	12,722,003

Performance Ratios:
Return on average assets - continuing operations [1]	0.85%	0.92%	0.69%	1.44%	0.73%
Return on average assets - discontinued operations [1]	—%	—%	—%	0.02%	—%
Return on average assets [1]	0.85%	0.92%	0.69%	1.46%	0.73%
Return on average equity - continuing operations [1]	7.88%	8.54%	6.95%	13.61%	7.46%
Return on average equity - discontinued operations [1]	—%	(0.04)%	—%	0.22%	—%
Return on average equity [1]	7.88%	8.50%	6.95%	13.83%	7.46%
Net interest margin [2]	3.52%	3.42%	3.54%	3.47%	3.41%
Efficiency ratio [3]	81.59%	78.64%	81.36%	70.32%	80.36%
Overhead ratio 1 4	5.17%	4.96%	4.28%	4.71%	4.45%
Equity to assets	10.90%	10.51%	10.10%	10.90%	10.10%

Asset Quality Data and Ratios:
Charge-offs	$332	$—	$801	$1,008	$1,480
Recoveries	1	49	9	55	101
Net loan charge-offs to total loans 1 5	0.10%	(0.01)%	0.24%	0.07%	0.11%
Allowance for loan losses	11,775	11,874	10,939	11,775	10,939
Allowance for loan losses to total loans [6]	0.86%	0.86%	0.84%	0.86%	0.84%
Nonperforming loans	5,123	5,627	7,103	5,123	7,103
Nonperforming loans to total loans	0.37%	0.41%	0.54%	0.37%	0.54%

Mortgage Data:
Locked pipeline	$150,960	$247,339	$125,545	$150,960	$125,545
Sold loan volume	$499,577	$465,581	$318,018	$1,614,318	$1,271,417
Sold loan refinance volume	$297,391	$192,868	$76,868	$678,211	$345,908
1 annualized for the quarterly periods presented
2 net interest income as a percentage of average interest earning assets
3 noninterest expense as a percentage of net interest income and noninterest income
4 noninterest expense as a percentage of average assets
5 charge-offs less recoveries
6 excludes loans held for sale

Exhibit 99.1
Non-GAAP Reconciliation: Tangible Book Value per Common Share

	Quarterly			Year-to-Date
	2019	2019	2018	2019	2018
(Dollars in thousands)	Fourth Quarter	Third Quarter	Fourth Quarter
Goodwill	$19,630	$19,630	$18,480	$19,630	$18,480
Intangibles	3,473	3,649	550	3,473	550
Total intangibles	23,103	23,279	19,030	23,103	19,030

Total Equity	211,936	206,240	176,773	211,936	176,773
Less: Preferred equity	(7,334)	(7,334)	(7,834)	(7,334)	(7,834)
Less: Total intangibles	(23,103)	(23,279)	(19,030)	(23,103)	(19,030)
Tangible common equity	181,499	175,627	149,909	181,499	149,909

Tangible common equity	181,499	175,627	149,909	181,499	149,909
Common shares outstanding (000s)	11,944	11,814	11,607	11,944	11,607
Tangible book value per common share ($)	$15.20	$14.87	$12.92	$15.20	$12.92